Exhibit (a)(1)(F)

Notice of Objection
to
Offer to Purchase for Cash
2,203,425 Ordinary Shares
of
Elron Electronic Industries Ltd.
at
$15.00 Net Per Share
by
Discount Investment Corporation Ltd.

The Initial Offer Period and Withdrawal Rights will Expire at 5:00 p.m., New York Time, and 12:00 Midnight, Israel Time, on Monday, August 16, 2004, unless the Offer is Extended.

The U.S. Depositary for the offer is:

American Stock Transfer & Trust Company

By Hand/Overnight Courier:	By Facsimile Transmission:	By Mail:
(718) 234-5001
American Stock Transfer & Trust Company		American Stock Transfer & Trust Company
59 Maiden Lane	Confirm by Telephone:	59 Maiden Lane
New York, NY 10038	(718) 921-8200	New York, NY 10038
Attn: Reorganization Department		Attn: Reorganization Department

DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF THIS NOTICE OF OBJECTION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To:	Discount Investment Corporation Ltd.
c/o American Stock Transfer & Trust Company

        The undersigned hereby notifies you of the undersigned’s objection to the offer by Discount Investment Corporation Ltd. to purchase 2,203,425 ordinary shares, par value NIS 0.003 per share (the “Shares”) of Elron Electronic Industries Ltd. (“Elron”), as set forth in the Offer to Purchase, dated July 16, 2004 (as may be amended from time to time, the “Offer to Purchase” and, together with the Letter of Transmittal, the “Offer”) with respect to _________________ (insert number) Shares held by the undersigned. By executing this Notice of Objection, the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

_____________________________________________________________________________________________
Name(s) of Registered Holder(s)

_____________________________________________________________________________________________
Address(es) of Registered Holder(s)

_____________________________________________________________________________________________
Signature(s) of Registered Holder(s)

Date _______________, 2004

DTC Account Number (if applicable): ____________

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU WISH TO OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1.     Explanation of Notice of Objection. Under Israeli law, you may respond to the Offer by accepting the Offer and tendering all or any portion of your Shares in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the Offer with respect to all or any portion of your Shares by executing and delivering this Notice of Objection. Alternatively, you may simply do nothing and not tender your Shares or object to the Offer. It is a condition to the Offer that, if the Offer would result in us purchasing a number of Shares such that following the consummation of the Offer, we will beneficially own more than 45.0% of the voting power of Elron, at the completion of the Initial Offer Period (as defined in the Offer to Purchase), the aggregate number of Shares validly tendered in the Offer is greater than the number of Shares represented by Notices of Objection. In making this calculation, we exclude Shares owned by us or our affiliates. We will make this calculation and announce the results promptly after the Initial Completion Date (as defined in the Offer to Purchase). If this and the other conditions to the Offer have been satisfied or, subject to applicable law, waived by us, and the consummation of the offer would result in us being the beneficial owners of more than 45% of the voting power in Elron, shareholders will be afforded an additional four calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted.

        If, with respect to all or any portion of your Shares, you object to the Offer during the Initial Offer Period and the conditions to the Offer have been satisfied or, subject to applicable law, waived by us, you may tender such Shares during the Additional Offer Period (as defined in the Offer to Purchase), if applicable.

        Do not send any stock certificates with this Notice of Objection.

2.     Delivery of Notice of Objection. If you wish to object to the Offer and you hold your Shares directly, complete and sign this Notice of Objection and mail or deliver it to the U.S. Depositary at one of its addresses set forth on the front of this document prior to 5:00 p.m., New York time, or 12:00 midnight, Israel time, on the Initial Completion Date.

        If you wish to object to the Offer and you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to submit on your behalf the Notice of Objection to the U.S. Depositary prior to 5:00 p.m., New York time, or 12:00 midnight, Israel time, on the Initial Completion Date.

        The method of delivery of this Notice of Objection is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, is recommended. Facsimiles of this Notice of Objection, properly completed and duly signed, will also be accepted. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent Notices of Objection will be accepted.

3.     Signatures on Notice of Objection. If this Notice of Objection is signed by the registered holder(s) of Shares, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) evidencing the Shares without alteration, enlargement or any other change whatsoever.

        If any Shares are registered in more than one registered name, it will be necessary to complete, sign and submit as many separate Notices of Objection as there are different registrations of those objecting Shares.

        If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person’s authority so to act must be submitted.

4.     Withdrawal of Notice of Objection. You may withdraw a previously submitted Notice of Objection at any time prior to 5:00 p.m., New York time, or 12:00 midnight, Israel time, on the Initial Completion Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the U.S. Depositary at one of its addresses set forth on the front of this document. Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of Shares to which the Notice of Objection to be withdrawn relates. Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 5:00 p.m., New York time, or 12:00 midnight, Israel time, on the Initial Completion Date by following the procedures described above.

5.     Determination of Validity. All questions as to the form and validity (including time of receipt) of Notices of Objection will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding on all parties. None of us or our affiliates or assigns, the U.S. Depositary, the Information Agent, our Israeli legal counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL. IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6.     Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance in connection with this Notice of Objection may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the offer is:

105 Madison Avenue
New York, New York 10016
call collect (212) 929-5500
or
toll-free (800) 322-2885